                            CAPITAL ONE MASTER TRUST

                   TRUST EXCESS SPREAD ANALYSIS        AUGUST-98

Card Trust                      COMT 93-1  COMT 93-4  COMT 94-3  COMT 95-1   COMT 95-2*    COMT 95-3
Deal Size                        $500MM      $700MM     $453MM     $900MM      $60MM       $1050MM
Expected Maturity:              10/15/98    1/15/99    6/15/99    6/15/00     8/15/98      8/15/00
                                                                              (NON-US
                                                                            TRANSACTION)
----------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield            20.81%      20.81%     20.81%     20.81%      20.81%      20.81%
       LESS:  (Wt Avg) Coupon     4.85%      5.97%      6.13%      5.94%       5.91%        5.90%
              SVC Fees            2.00%      2.00%      2.00%      2.00%       2.00%        2.00%
              Charge-Offs         5.90%      5.90%      5.90%      5.90%       5.90%        5.90%

Excess Spread:  Aug-98            8.06%      6.94%      6.78%      6.97%       7.00%        7.01%
                Jul-98            7.24%      6.82%      6.65%      6.76%       7.49%        6.79%
                Jun-98            6.90%      6.23%      6.07%      6.23%       6.43%        6.27%
3-Mo Avg Excess Spread            7.40%      6.66%      6.50%      6.65%       6.97%        6.69%
----------------------------------------------------------------------------------------------------

Delinquents:  30 to 59 days       1.78%      1.78%      1.78%      1.78%       1.78%        1.78%
              60 to 89 days       1.18%      1.18%      1.18%      1.18%       1.18%        1.18%
              90+ days            2.39%      2.39%      2.39%      2.39%       2.39%        2.39%

Monthly Payment Rate             11.33%      11.33%     11.33%     11.33%      11.33%      11.33%


Card Trust                     COMT 96-1*   COMT 96-2  COMT 96-3 COMT 97-1*  COMT 97-2*   COMT 98-1  COMT 98-2*   COMT 98-3*
Deal Size                        $845MM      $750MM     $500MM     $608MM      $502MM      $591MM      $502MM       $464MM
Expected Maturity:               8/15/01    12/15/01   1/15/04    6/15/02     8/15/02      4/15/08    10/15/99     10/15/01
                                 (NON-US                          (NON-US     (NON-US                 (NON-US      (NON-US
                               TRANSACTION)                    TRANSACTION) TRANSACTION)           TRANSACTION) TRANSACTION)
-----------------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield            20.81%      20.81%     20.81%     20.81%      20.81%      20.81%      20.81%       20.81%
       LESS:  (Wt Avg) Coupon     5.92%      5.87%      5.90%      5.81%       5.87%        6.32%      6.38%         6.64%
              SVC Fees            1.50%      1.50%      1.50%      1.50%       1.50%        1.50%      1.50%         1.50%
              Charge-Offs         5.90%      5.90%      5.90%      5.90%       5.90%        5.90%      5.90%         5.90%

Excess Spread:  Aug-98            7.49%      7.54%      7.51%      7.60%       7.54%        7.09%      7.03%         6.77%
                Jul-98            7.29%      7.32%      7.29%      7.40%       7.34%        6.58%       N/A           N/A
                Jun-98            6.77%      6.80%      6.77%      6.88%       6.82%        6.29%       N/A           N/A
3-Mo Avg Excess Spread            7.18%      7.22%      7.19%      7.29%       7.23%        6.65%      7.03%         6.77%
---------------------------------------------------------------------------------------------------------------------------

Delinquents:  30 to 59 days       1.78%      1.78%      1.78%      1.78%       1.78%        1.78%      1.78%         1.78%
              60 to 89 days       1.18%      1.18%      1.18%      1.18%       1.18%        1.18%      1.18%         1.18%
              90+ days            2.39%      2.39%      2.39%      2.39%       2.39%        2.39%      2.39%         2.39%

Monthly Payment Rate             11.33%      11.33%     11.33%     11.33%      11.33%      11.33%      11.33%       11.33%


* This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

COMMENTS:

Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com (Under "For Investors" section)


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